EXHIBIT 99

                   Provident Financial Group, Inc. Announces
                  Additional Restatement of Operating Results

Cincinnati, April 15, 2003 - Provident Financial Group, Inc., the parent company of The Provident Bank,  announced  today an additional  restatement of operating results.  On March 5, 2003,  the company  announced it was  restating  operating results for the years 1997 through  2002.  That  restatement  was  attributed to errors in the accounting for nine auto lease financing  transactions  originated between 1997 and 1999. At that time, the company reported that its investigation concerning the accounting errors concluded they were unintentional.

On March 12, 2003, Provident's audit committee,  through legal counsel,  engaged the  accounting  firm of  PricewaterhouseCoopers  LLP,  which does not audit the company's  financial  statements,  to  conduct  an  independent  review  of  the company's  restatement.  The company's  management has affirmed,  based upon the advice of its advisors, its prior conclusion that the accounting errors that led to the restatement were unintentional.

However, another issue surfaced as a result of the independent review. Provident has historically recorded its auto leases as direct finance leases. This matches interest income with interest  expense and is similar to how the company records all of its loans.  This treatment has been agreed to each year since 1994 by the company's independent auditors, Ernst & Young LLP.

Provident has now  determined  that its auto leases,  which it has  historically classified as direct finance  leases and reported in the loan  category,  do not meet the  requirements for direct finance lease  classification  under Financial
Accounting  Standards No. 13,  titled  "Accounting  for Leases."  Since 1994, an important  factor the company has relied upon in determining the  classification of its auto lease portfolio has been its residual value  insurance.  In general, the company has obtained  residual value insurance for its auto leases on a pool basis by year of origination. This insurance is commonly referred to as "capped"
insurance.  The company has now determined that this type of insurance coverage, while  effective  in  removing  residual  risk,  does not result for  accounting purposes in direct finance lease classification for its auto leases.

As a result,  Provident  will  reclassify  all of the auto leases on its balance sheet as operating leases and report them as leased equipment, instead of direct finance  leases,  which  are  currently  reported  in  the  loan  category.  The reclassification  will affect auto leases  originated  from 1994  through  2002.
During this period, the company's auto lease  originations  totaled $4.7 billion and had a remaining balance of $2.1 billion at December 31, 2002.

                                      -1-

As a result of the  reclassification,  Provident will restate  amounts of income recognized under its leases for prior years. The aggregate restatement amount is
$44.4  million,  after-tax,  for the years 1994 through 2002.  This amount is in addition to the restatement  amounts  announced by the company on March 5, 2003.
As a result of the  restatements,  the  company's  earnings  for the year  ended
December 31, 2002 were $95.5 million or $1.88 per share  compared with a loss of
$1.0 million or 4 cents per share for the year ended December 31, 2001.

However,  Provident further stated that income to be recognized under its leases in future years will be increased by an aggregate amount  substantially  similar to the amount now being  restated.  In this regard,  the company  estimates  the incremental  positive impact of the new  restatement  will be  approximately  10 cents per share or $5  million  in 2003,  25 cents per share or $13  million  in
2004,  20 cents per share or $10  million in 2005,  and 12 cents per share or $6 million in 2006. The remaining  benefit will be recognized in years 2007 through
2009.  The company is not changing its most recent  earnings per share  guidance range of $2.30 to $2.50 for the full-year 2003.

This  restatement  has no impact on  Provident's  cash flow and the  company  is well-capitalized under regulatory capital requirements. At December 31, 2002 the total risk-based capital ratio was 11.43 percent.

Provident will file its Form 10-K for the year ended  December 31, 2002,  today,
April 15, 2003. The company filed a Form 12b-25 with the Securities and Exchange
Commission (SEC) on April 1, 2003, giving notification of the late filing of its
Form  10-K.  The  extension  of the  filing  of its Form  10-K  with the SEC has afforded the company additional time to finalize the impact of both restatements as they relate to its financial statements for 2002 and prior years.

Conference Call to Discuss Today's News Release
A conference call will be held today, Tuesday, April 15, 2003 at 11:00 a.m. (ET)
to discuss  the  contents  of this news  release.  The call can be  accessed  by calling 1-877-818-4511. A replay of the call will be available beginning at 1:00
p.m.  (ET) today,  Tuesday,  April 15, 2003  through  Monday,  April 21, 2003 by calling 1-800-642-1687 (passcode 935 97 42).

First Quarter 2003 Financial Results
Provident plans to release first quarter 2003 financial  results prior to market opening on Wednesday,  April 30, 2003. A conference  call and webcast to discuss earnings  will also be on held on Wednesday,  April 30, 2003 at 2:00 p.m.  (ET).
The call can be  accessed  by calling  1-877-818-4511,  and the  webcast  can be accesses via the Investor Relations area of Provident's corporate website.

                                      -2-

Forward-Looking Statements
This news release contains certain  forward-looking  statements that are subject
to  numerous  assumptions,  risks  or  uncertainties.   The  Private  Securities
Litigation  Reform  Act of  1995  provides  a safe  harbor  for  forward-looking statements.  Actual results could differ  materially  from those contained in or implied by such  forward-looking  statements for a variety of factors including:
sharp  and/or  rapid  changes  in  interest  rates;  significant  changes in the anticipated  economic scenario which could materially change  anticipated credit quality  trends;  the ability to generate  loans and leases;  significant  cost, delay in,  or  inability  to  execute  strategic  initiatives  designed  to grow
revenues  and/or  manage   expenses;   consummation   of  significant   business
combinations or  divestitures;  and significant  changes in accounting,  tax, or regulatory  practices  or  requirements  and factors  noted in  connection  with forward-looking statements.  Additionally,  borrowers could suffer unanticipated losses without regard to general  economic  conditions.  The result of these and other  factors  could  cause  differences  from  expectations  in the  level  of defaults,  changes in the risk  characteristics of the loan and lease portfolio, and  changes  in the  provision  for  loan  and  lease  losses.  Forward-looking statements speak only as of the date made.  Provident  undertakes no obligations to update any  forward-looking  statements  to reflect  events or  circumstances arising after the date on which they are made.

About Provident Financial Group, Inc.

Provident Financial Group, Inc. (Nasdaq: PFGI) is a bank holding company located in Cincinnati, Ohio. Its main subsidiary, The Provident Bank, provides a diverse line of  banking  and  financial  products  and  services  regionally;  selected business activities are also conducted nationally. Consumer, small business, and investment  products  and  services  are  offered  through a  network  of retail financial  centers  located  primarily  within  Southwestern  Ohio and  Northern
Kentucky.  Provident  also has a growing  presence  on the West Coast of Florida with 13 retail financial  centers.  Commercial banking products and services are offered through nine regional offices. Customers have access to banking services
24-hours  a day  through  Provident's  extensive  network of ATMs,  Telebank,  a telephone  customer service center,  and the internet at  www.providentbank.com.
Provident  has served the financial  needs of its  customers for 100 years,  and currently 3,400 Provident associates serve approximately  600,000 customers.  At
December 31, 2002, Provident Financial Group had assets of $17.5 billion.

For further information, please contact:
Christopher J. Carey
Executive Vice President & Chief Financial Officer
1-513-639-4644 / 1-800-851-9521
e-mail: IR@PROVIDENT-FINANCIAL.COM
        --------------------------

                                      -3-

Provident Capital Trust II
--------------------------
NYSE: PCT

Provident Capital Trust III
---------------------------
NYSE: PCEPR
NYSE: PCE_P
NYSE: PCE.
NYSE: PCE-

Provident Capital Trust IV
--------------------------
NYSE: PCEPRA
NYSE: PCE_PA
NYSE: PCE.A
NYSE: PCEA
NYSE: PCE-A

PFGI Capital Corporation
------------------------
NYSE: PCEPRI
NYSE: PCI
NYSE: PCE.I
NYSE: PCE_PI
NYSE: PCE-I

Provident Senior Notes
----------------------
NYSE: PFV

                                      -4-